EXHIBIT 10.70
FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (“Amendment”) is entered into this 31st day of December, 2008, by and between James F. Hoffman (“Executive”), Prime Group Realty Trust (“PGRT”) and Prime Group Realty, L.P. (“Prime”) (PGRT and Prime are collectively referred to herein as “Employer”) and provides as follows:
WHEREAS, on May 31, 2005, Executive and Prime Office Company, LLC (“Parent”) entered into an employment agreement (the “Employment Agreement”), which Employment Agreement was later assumed by Employer, who agreed to perform the obligations of Employer thereunder;
WHEREAS, the parties desire to amend the Employment Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended, as set forth in this Amendment.
NOW, THEREFORE, in consideration of these premises and intending to be legally bound, the parties agree as follows:
1.	By replacing Section 4(a)(i) with the following:

“Without Cause. Employer may terminate this Agreement and Executive’s employment at any time (other than for Cause, as that term is defined in Section 4(a)(ii) hereof) upon thirty (30) days’ prior written notice to Executive. In connection with the termination of Executive’s employment pursuant to this Section 4(a)(i), (A) Employer shall pay to Executive Executive’s Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) Employer shall pay to Executive on the effective date of such termination a pro rata portion of any Bonus Compensation otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the effective date of such termination and, to the extent not previously paid, all Bonus Compensation payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (C) Employer shall provide to Executive the benefits set forth in Sections 3(c), 3(d) and 3(e) hereof up to the effective date of such termination and (D) Employer shall pay to Executive the Termination Compensation specified in, at the time set forth in, Section 4(d) hereof. For purposes of this Agreement, the ‘effective date of termination’ shall mean the last day on which Executive is employed with Employer which may be later than the date of the delivery of any applicable notice of termination.”

2.	By replacing Section 4(a)(iii) with the following:

“Disability. If due to illness, physical or mental disability, or other incapacity, Executive shall fail during any four (4) consecutive months to perform the duties required by this Agreement, Employer may, upon thirty (30) days’ written notice to Executive, terminate this Agreement and Executive’s employment. In the event of any such termination, (A) Employer shall pay to Executive Executive’s Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) Employer shall pay to Executive on the effective date of such termination a pro rata portion of any Bonus Compensation otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the first day of such four (4) month period and, to the extent not previously paid, all Bonus Compensation payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (C) Employer shall provide to Executive the benefits set forth in Sections 3(c) (or the after-tax cash equivalent), 3(d) and 3(e) hereof up to the effective date of such termination and (D) Employer shall pay to Executive the Termination Compensation specified in, at the time set forth in, Section 4(d) hereof. This Section 4(a)(iii) shall not limit the entitlement of Executive, Executive’s estate or beneficiaries to any disability or other benefits available to Executive under any disability insurance or other benefits plan or policy which is maintained by Employer for Executive’s benefit (as opposed to Employer’s benefit). For purposes of this Agreement, the ‘date of disability’ shall mean the first day of the consecutive period during which Executive fails to perform the duties required by this Agreement due to illness, physical or mental disability or other incapacity.”

3.	By replacing the first two paragraphs of Section 4(b)(i) with the following two paragraphs:

“After Change of Control. Executive may terminate this Agreement following any ‘change of control’ (as defined below) of Employer which occurs after the Effective Date and (i) a resulting ‘diminution event’ (as defined below) or (ii) a resulting relocation of Executive’s office to a location more than twenty-five (25) miles from 77 West Wacker Drive, Chicago, Illinois, but in no event later than one year after the change of control event. In such case, Executive shall provide written notice of termination to Employer specifying in reasonable detail the nature of the diminution event or office relocation within ninety (90) days after its occurrence and must provide Employer with a period of thirty (30) days after receipt of notice by Employer during which it may reverse the diminution event or office relocation without giving rise to liability under this Section 4(b)(i). Executive shall continue to perform, at the election of Employer, Executive’s duties under this Agreement during the foregoing thirty (30) day period; provided, that

Employer complies with, and provides the compensation and benefits provided for, in this Agreement. In the event of such termination, (A) Employer shall pay to Executive Executive’s Base Compensation up to the effective date of such termination, (B) Employer shall pay to Executive on the effective date of such termination a pro rata portion of any Bonus Compensation otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the effective date of such termination and, to the extent not previously paid, all Bonus Compensation payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (C) Employer shall provide to Executive the benefits set forth in Sections 3(c), 3(d) and 3(e) hereof up to the effective date of such termination and (D) Employer shall pay to Executive the Termination Compensation specified in, at the time set forth in, Section 4(d) hereof. For purposes of this Agreement, in the event Employer materially defaults in its obligation under Section 8 hereof, Executive may deliver written notice of termination, describing the circumstances in reasonable detail, to Employer within ninety (90) days after such default. If Employer fails to remedy the default within thirty (30) days of receipt after such notice, Executive may terminate employment with Employer (or Employer’s successor or assign), and such termination shall be deemed to be a termination under this Section 4(b)(i).

For purposes of this Section 4(b)(i), (A) a ‘change of control’ of Employer shall be deemed to have occurred if after the Effective Date: (1) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the ‘Exchange Act’)), including a ‘group’ as defined in Section 13(d)(3) of the Exchange Act (but excluding a trustee or other fiduciary holding securities under an employee benefit plan of Employer), directly or indirectly, becomes the beneficial owner of shares of beneficial interests or limited partnership interests, as applicable, of Employer having at least fifty percent (50%) of the total number of votes that may be cast for the election of trustees of Employer; (2) the merger or other business combination of Employer, sale of all or substantially all of Employer’s assets or combination of the foregoing transactions (a ‘Transaction’), other than a Transaction immediately following which the shareholders of Employer immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the Transaction); or (3) within any twenty-four (24) month period beginning on or after the Effective Date, the persons who were trustees of Employer at the beginning of such period (the ‘Incumbent Directors’) shall cease to constitute at least a majority of the Board or a majority of the board of trustees of any successor to Employer, provided that, any trustee who was not a trustee as of the date immediately following the Effective Date shall be deemed to be an Incumbent Director if such trustee was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the trustees who then qualified as Incumbent Directors either actually or by prior operation of this provision, unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision; and (B) a ‘diminution event’ shall mean any material diminution in (1) the duties and responsibilities of Executive (including a change of reporting relationships causing Executive to be supervised by an individual or group with a lower level of authority, duties or responsibilities than Executive’s supervisor(s) as of the Effective Date)= or (2) the base compensation of Executive.”

4.	By replacing Section 4(b)(iii) of the Employment Agreement with the following:

“For Good Reason. Executive may terminate this Agreement for Good Reason (as defined below). In connection with the termination of Executive’s employment pursuant to this Section 4(b)(iii), (A) Employer shall pay to Executive Executive’s Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) Employer shall pay to Executive on the effective date of such termination a pro rata portion of any Bonus Compensation otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the effective date of such termination and, to the extent not previously paid, all Bonus Compensation payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (C) Employer shall provide to Executive the benefits set forth in Sections 3(c), 3(d) and 3(e) hereof up to the effective date of such termination and (D) Employer shall pay to Executive the Termination Compensation specified in, at the time set forth in, Section 4(d) hereof. For purposes of calculating Executive’s pro rata portion of any Bonus Compensation pursuant to any section of this Agreement, if the termination takes place prior to receipt by Executive of any Bonus Compensation, the Bonus Compensation, a pro rata (based on the number of days in the year) portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive’s then current annual Base Compensation. For purposes of this Section 4(b)(iii), ‘Good Reason’ shall mean (1) any material breach by Employer of the terms of this Agreement which is not cured within thirty (30) days after receipt by Employer of a written notice from Executive specifying in reasonable detail the nature of the breach, or (2) any relocation of Executive’s office to a location more than twenty-five (25) miles from 77 West Wacker Drive, Chicago, Illinois, or (3) sixty (60) days have elapsed since delivery to Executive by the Employer of a notice of non-renewal pursuant to Section 2, provided that Executive is willing and able to renew the Agreement with terms and conditions substantially similar to the existing terms and conditions, and to continue to provide services described in the Agreement. In order to be deemed to terminate this Agreement for Good Reason, Executive must provide written notice to Employer, specifying in reasonable detail the nature of the circumstances giving rise to Good Reason, within ninety (90) days after the initial existence of such circumstances. Executive’s termination for Good Reason will be effective only if Employer fails to remedy such circumstances within thirty (30) days after receipt of the notice.”

5.	By replacing Section 4(c) of the Employment Agreement with the following:

“Death. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of Executive’s death. In such event, (A) Employer shall pay to Executive Executive’s Base Compensation in accordance with Section 3(a) hereof up to the date of such death, (B) Employer shall pay to Executive’s estate as soon as possible after such death a pro rata portion of any Bonus Compensation otherwise payable to Executive for or with respect to the calendar year in which such death occurs in accordance with Section 3(b) hereof up to the effective date of such death and, to the extent not previously paid, Executive shall be entitled to all Bonus Compensation payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such death occurs, (C) Employer shall provide to Executive the benefits set forth in Sections 3(c) (or the after-tax cash equivalent), 3(d) and 3(e) hereof up to the date of such death and (D) Employer shall pay to Executive’s estate the Termination Compensation specified in, at the time set forth in, Section 4(d) hereof. This Section 4(c) shall not limit the entitlement of Executive, Executive’s estate or beneficiaries under any insurance or other benefits plan or policy which is maintained by Employer for Executive’s benefit (as opposed to Employer’s benefit).”

6.	By replacing Section 4(d) of the Employment Agreement with the following:

“Termination Compensation. In the event of a termination of this Agreement pursuant to Section 4(a)(i) (by Employer without cause), 4(a)(iii) (disability), 4(b)(i) (change of control), 4(b)(iii) (by Executive for good reason) or 4(c) (death) hereof, Employer shall pay to Executive, within thirty (30) days of termination, an amount in one lump sum (‘Termination Compensation’) equal to the aggregate Base Compensation payable to Executive over the remainder of the Employment Term as in effect immediately prior to the effective date of termination, determined without regard to such termination.”

7.	By adding the following new Section 4(e) to the Employment Agreement:

“Time of Payment. The parties intend that any amount payable to Executive under Section 4 of this Agreement will be a ‘short term deferral’ and will not be ‘deferred compensation,’ as those terms are described in Section 1.409A-1(b) of the Treasury Regulations. Notwithstanding any provision herein to the contrary, if (i) Executive is a ‘specified employee’ and (ii) Employer is ‘publicly traded’ (as defined in Code Section 409A and the Treasury Regulations), any amount payable to Executive upon termination of employment that is not excluded from Code Section 409A under the short-term deferral exclusion or any exemption for separation pay plans, reimbursements, in-kind distributions, or any otherwise applicable exemption will be transferred by Employer to a rabbi trust established by Employer for this purpose upon Executive’s termination of employment and will be paid to Executive immediately following the six month anniversary of Executive’s date of termination or, if earlier, upon Executive’s death.”

8.	By replacing Section 8 of the Employment Agreement with the following:

“Successor to Employer. Employer will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of Employer, as the case may be, by agreement in form and substance reasonably satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession or assignment had taken place. Any failure of Employer to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement giving Executive the right to terminate this Agreement and, subject to the notice and remedy periods described in Section 4(b)(i), Executive shall be entitled to terminate employment and receive the compensation specified in that section. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee or other designee or, if there be no such designee, to Executive’s estate.”

9.	By adding the following new Section 14 to the Employment Agreement:

“Code Section 409A. This Agreement is intended to comply with Code Section 409A and the IRS interpretative guidance thereunder, including the short-term deferral exclusion and exemptions for separation pay plans, reimbursements, and in-kind distributions, and shall be administered accordingly. The Agreement shall be construed and interpreted with such intent. If any provision of this Agreement needs to be revised to satisfy the requirements of Code Section 409A, then such provision shall be modified or restricted to the extent and in the manner necessary to be in compliance with such requirements of the Code. All amounts payable to Executive pursuant to the third paragraph of Section 4(b)(i) shall be paid in accordance with the timing requirements set forth in Code Section 409A and the Treasury Regulations issued thereunder.”

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Employment Agreement as of the date first written above.

EMPLOYER:

PRIME GROUP REALTY TRUST

By:	[s] Jeffrey A. Patterson
	Name:	Jeffrey A. Patterson
	Title:	President and Chief Executive Officer

PRIME GROUP REALTY, L.P.

By: PRIME GROUP REALTY TRUST
Its: General Partner

By:	[s] Jeffrey A. Patterson
	Name:	Jeffrey A. Patterson
	Title:	President and Chief Executive Officer

EXECUTIVE:

[s] James F. Hoffman

James F. Hoffman

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